EXHIBIT A

     Pursuant to Rule 13d-1(k)(1)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf in the capacities set out hereinbelow.

                              HANSEATIC AMERICAS LDC

                              By:  Hansabel Partners LLC

                              By:  Hanseatic Corporation


Dated:  November 16, 2000     By  s/Paul A. Biddelman
                                  ---------------------

                              HANSABEL PARTNERS LLC

                              By:  Hanseatic Corporation


Dated:  November 16, 2000     By   s/Paul A. Biddelman
                                   ---------------------

                              HANSEATIC CORPORATION

Dated:  November 16, 2000     By   s/Paul A. Biddelman
                                   ---------------------


Dated:  November 16, 2000     s/Wolfgang Traber
                              ----------------------------
                              Wolfgang Traber